As filed with the Securities and Exchange Commission on October 7, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ACUSPHERE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	04-3208947 (I.R.S. Employer Identification No.)

Acusphere, Inc.
500 Arsenal Street
Watertown, Massachusetts 02472
(617) 648-8800
(Address of Principal Executive Offices) (Zip Code)

1994 Stock Plan
2003 Stock Option and Incentive Plan
2003 Employee Stock Purchase Plan
(Full Title of the Plan)

Sherri C. Oberg
President and Chief Executive Officer
Acusphere, Inc.
500 Arsenal Street
Watertown, Massachusetts 02472
(Name and Address of Agent For Service)

(617) 648-8800
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Lawrence S. Wittenberg, Esq.
Testa, Hurwitz & Thibeault, LLP
125 High Street
Boston, Massachusetts 02110
Tel: (617) 248-7000
Fax: (617) 248-7100

Calculation Of Registration Fee

		Proposed		Proposed
		Maximum		Maximum
	Amount to be	Offering Price		Aggregate	Amount of
Title of Securities to be Registered	Registered (1)	Per Share		Offering Price	Registration Fee (4)

1994 Stock Plan	1,161,828	$5.19	(2)	$6,029,887	$487.82
Common Stock (par value $0.01 per share)	89,252	$14.00	(3)	1,249,528	101.09

2003 Stock Option and Incentive Plan	2,500,000	$14.00	(3)	$35,000,000	$2,831.50
Common Stock (par value $0.01 per share)

2003 Employee Stock Purchase Plan	233,334	$14.00	(3)	$3,266,676	$264.27
Common Stock (par value $0.01 per share)

TOTAL:				$45,546,091	$3,684.68

(1)	In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)	Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the weighted average exercise price at which such options are exercisable.

(3)	The price of $14.00 per share, which is the average of the high and low proposed initial public offering price of the Common Stock, is set forth solely for the purposes of calculating the filing fee pursuant to Rule 457(h) and has been used only for those shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.

(4)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The document containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such document is not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Acusphere, Inc. (the “Registrant” or the “Company”) with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

(a) The Registrant’s Prospectus dated October 8, 2003, to be filed with the Commission pursuant to Rule 424(b)(1) under the Securities Act on October 8, 2003 contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-106725), as amended (the “Form S-1”);

(b) The section entitled “Description of Registrant’s Securities” contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on September 30, 2003, and incorporating by reference the information contained in the Form S-1; and

(c) All other reports filed pursuant to Section 13(a) or 15(d) of Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Delaware General Corporation law and the Company’s certificate of incorporation provide for indemnification of the Registrant’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Company’s certificates of incorporation filed as Exhibits 3.1 and 3.2 hereto, respectively.

     The Company has entered into indemnification agreements with its directors and officers, under which the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding. The Company shall only provide indemnification if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, if such person had no reasonable cause to believe his conduct was unlawful.

     The underwriting agreement, dated October 7, 2003, by and between the Company and the underwriters listed therein provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of underwriting agreement filed as Exhibit 1.01 to the Company’s Registration Statement of Form S-1 (File No. 333-106725).

     In addition, the Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.01 to the Registrant’s Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference)

3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant to be filed after the closing of the Registrant’s initial public offering (filed as Exhibit 3.02 to the Registrant’s Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference)

3.3	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.02 to the Registrant’s Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference)

4.1	Specimen Certificate for shares of common stock of Registrant (filed as Exhibit 4.01 to the Registrant’s Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference)

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP

10.1	1994 Stock Plan (filed as Exhibit 10.01 to the Registrant’s Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

10.2	2003 Stock Option and Incentive Plan (filed as Exhibit 10.02 to the Registrant’s Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference)

10.3	2003 Employee Stock Purchase Plan (filed as Exhibit 10.03 to the Registrant’s Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference)

23.1	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on this 7th day of October, 2003.

ACUSPHERE, INC.

By: /s/ Sherri C. Oberg Sherri C. Oberg President and Chief Executive Officer

     We, the undersigned officers and directors of Acusphere, Inc., hereby severally constitute and appoint Sherri C. Oberg and John F. Thero and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us in our names and in the capacities indicated below, all amendments (including post-effective amendments) to this registration statement on Form S-8 of Acusphere, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as they might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Sherri C. Oberg Sherri C. Oberg	President and Chief Executive Officer and Director (Principal Executive Officer)	October 7, 2003

/s/ John F. Thero John F. Thero	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 7, 2003

/s/ Terrance McGuire Terrance McGuire	Director	October 7, 2003

/s/ Derek Lemke-von Ammon Derek Lemke-von Ammon	Director	October 3, 2003

/s/ Kate Mitchell Kate Mitchell	Director	October 1, 2003

/s/ Frank Baldino Frank Baldino	Director	October 7, 2003

/s/ Martyn Greenacre Martyn Greenacre	Director	October 7, 2003

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.01 to the Registrant’s Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference)

3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant to be filed after the closing of the Registrant’s initial public offering (filed as Exhibit 3.02 to the Registrant’s Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference)

3.3	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.03 to the Registrant’s Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference)

4.1	Specimen Certificate for shares of common stock of Registrant (filed as Exhibit 4.01 to the Registrant’s Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference)

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP

10.1	1994 Stock Plan (filed as Exhibit 10.01 to the Registrant’s Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

10.2	2003 Stock Option and Incentive Plan (filed as Exhibit 10.02 to the Registrant’s Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference)

10.3	2003 Employee Stock Purchase Plan (filed as Exhibit 10.03 to the Registrant’s Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference)

23.1	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)